Sale and Assignment of a Limited Share	Verkauf und Abtretung einer Kommanditbeteiligung
between	zwischen
Suresh Capital Maritime Partners Germany GmbH Garrelstrasse14, 26789 Leer
- the “Seller”-	-die “Verkäuferin”-
and	und
Suresh Capital Maritime Partners I-B Germany GmbH Garrelstrasse14, 26789 Leer
the “Buyer”	-die Käuferin-
the following transfer agreement is concluded:	wird der folgende Übertragungsvertrag abgeschlossen:
Art. 1
The Seller holds a share in the company	Die Verkäuferin ist an der Kommanditgesellschaft in Firma
ATL Offshore GmbH & Co. ”Isle of Memmert“ KG
- hereinafter called the “KG“ -	- nachfolgend KG genannt -
registered in Leer with the corporate register of the Local Court of Aurich under number HRA 200393, as limited partner in the amount of € 10,125,000.00 (in words: Euro ten million one hundred twenty five thousand).

mit Sitz in Leer, eingetragen im Handelsregister des Amtsgerichts Aurisch, unter der Nummer HRA 200393, als Kommanditist mit einer Einlage in Höhe von € 10.125.000,00 (in Worten: Euro zehn Millionen einhundert fünfundzwanzigtausend) beteiligt.

The share has been paid in the amount of € 2,060,460.44 (in words Euro two million sixty thousand four hundred sixty and forty four cent).	Die Einlage ist in Höhe von € 2.060.460,44 (in Worten Euro zwei Millionen sechzig tausend vierhundert-sechzig und vierundvierzig Cent) eingezahlt.
Art. 2
The aforementioned share is sold and transferred by the Seller to the Buyer according to the following terms.	Die oben genannte Einlage verkauft und überträgt die Verkäuferin zu den nachfolgenden Bedingungen an die Käuferin.

The purchase price for the in Art. 1 described share is: € 2,120,605.36 (in words: two million one hundred twenty thousand six hundred five Euro and thirty six Cent).	Der Kaufpreis für die in Art. 1 beschriebenen Beteiligung beträgt : € 2.120.605,36 (in Worten: zwei Millionen einhundert zwanzig tausend sechshundert fünf Euro und sechsunddreißig Cent).

The purchase price is payable at the latest by January 27, 2008 to the following account:	Der Kaufpreis ist bis spätestens zum 27. Januar 2008 auf das nachfolgend genannte Konto zu überweisen:

Beneficiary Suresh Capital Maritime Partners Germany GmbH Bank Berenberg Bank Swift Code BEGODEHH Account No. 00-52751-005	Kontoinhaber: Suresh Capital Maritime Partners Germany GmbH Bank: Berenberg Bank Swift Code BEGODEHH Kontonummer: 00-52751-005

Art. 3
The Seller hereby assigns his limited share with all rights and obligations under the condition precedent of payment of the purchase price to the Buyer according to Art. 2 hereof. The legal transfer is effected with the date of this agreement (Transfer Cut-Off Date). The economical transfer is effected with effect from 1st January, 2008.

Die Verkäuferin tritt hiermit seine Kommanditbeteiligung mit allen Rechten und Pflichten unter der aufschiebenden Bedingung der Kaufpreiszahlung gemäß Art. 2 an die Käuferin ab. Der rechtliche Übergang erfolgt mit Datum dieser Vereinbarung (Abtretungsstichtag). Der wirtschaftliche Übergang erfolgt mit Wirkung vom 1. Januar 2008.

The Buyer hereby accepts the assignment effective on the Transfer-Cut-Off Date.	Die Käuferin nimmt hiermit die Abtretung zum Abtretungsstichtag an.
Art. 4
The Seller warrants that until the Transfer-Cut-Off Date the rights under the partnership are not attached, pledged of in any other way encumbered or assigned.	Der Verkäufer sichert zu, daß die Rechte aus dem Gesellschaftsverhältnis zum Übertragungszeitpunkt weder gepfändet, verpfändet noch anderweitig belastet oder abgetreten sind.
Art. 5
The Buyer intends its direct entry of its limited share in the corporate register and undertakes to submitt all necessary documents in relation thereto. The Seller undertakes to declare his resignation to the corporate register forthwith.

Die Käuferin beabsichtigt ihre unmittelbare Eintragung der Kommanditbeteiligung in das Handelsregister und verpflichtet sich, die dafür erforderlichen Unterlagen vorzulegen. Der Verkäufer verpflichtet sich zur unverzüglichen Anmeldung seines Ausscheidens an das Handelsregister.

Art. 6
Reederei Hartmann GmbH & Co. KG
the only other limited partner in the KG agrees to the sale and transfer of the limited share according to this contract.	die einzige weitere Kommanditistin an der KG ist mit dem Verkauf und der Übertragung des Kommanditanteils gemäß dieses Vertrages einverstanden.
Art. 7
The Buyer confirms having received the Company Agreement of the KG.	Die Käuferin bestätigt, daß ihr der Gesellschaftsvertrag der KG ausgehändigt wurde.
Art. 8
Should any of the provisions of this contract be or become invalid, the validity of the rest of the contract shall not be affected. The parties agree to substitute the invalid provision by a valid provision which covers the contents of the invalid provision in the best legal and economic way.

Ist eine Bestimmung dieses Vertrages unwirksam oder wird sie unwirksam, so wird davon die Wirksamkeit des Vertrages im übrigen nicht berührt. Die Parteien vereinbaren, anstelle der unwirksamen Bestimmung eine wirksame Bestimmung zu setzen, die der unwirksamen Bestimmung in rechtlicher und wirtschaftlicher Hinsicht am nächsten kommt.

Hamburg, den 27, December 2007	Hamburg, den 27, December 2007

/S/	/S/
Suresh Capital Maritime Partners Germany GmbH	Suresh Capital Maritime Partners I-B Germany GmbH

Hamburg, den 27, December 2007
/S/
Reederei Hartmann GmbH & Co. KG